UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on January 19, 2010, Morris Publishing Group, LLC and each of its fourteen subsidiaries (“Morris Publishing”), as Debtors, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Georgia, Augusta Division (the “Court”) in a jointly administered proceeding named In re Morris Publishing Group, LLC., et. al. under Case Number 10-10134.

On April 21, 2010, the Debtors filed with the Court a Monthly Operating Report (the “Monthly Operating Report”). A copy of the Monthly Operating Report for the Debtors is attached hereto as Exhibit 99.1 (filed as a PDF). This Current Report (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements Regarding Financial and Operating Data

Morris Publishing cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of the Debtors. The Monthly Operating Report is not prepared in accordance with U.S. generally accepted accounting principles, was not audited or reviewed by independent accountants, will not be subject to audit or review by Morris Publishing’s external auditors at any time in the future, is in a format consistent with applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurances that, from the perspective of an investor or potential investor in Morris Publishing’s securities, the Monthly Operating Report is accurate or complete. The Monthly Operating Report contains a further description of limitations on the information contained therein. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those provided in Morris Publishing’s reports pursuant to the Exchange Act, and such information might not be indicative of Morris Publishing’s financial condition or operating results for the period that would be reflected in Morris Publishing’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Morris Publishing’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Morris Publishing believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and Morris Publishing may not realize its expectations and its beliefs may not prove correct. Morris Publishing undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Morris Publishing’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside Morris Publishing’s control.

Informational Filings

Morris Publishing's informational filings with the Court, including this Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court, Federal Justice Center, 600 James Brown Blvd, Augusta, GA 30901. Such informational filings may be available electronically, for a fee, through the Court’s Internet site (www.gasb.uscourts.gov), and/or free of cost, at a web site maintained by the Registrant’s Court-approved noticing agent (www.kccllc.net/morrispublishing).

Item 99.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Morris Publishing Group, LLC — Monthly Operating Report filed with the Bankruptcy Court on April 21, 2010 (filed as PDF)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Morris Publishing Group, LLC — Monthly Operating Report filed with the Bankruptcy Court on April 21, 2010 (filed as PDF)